UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2017

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona		85254
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K (“Form 8-K) regarding the RSA Amendment (as defined herein) is incorporated by reference into this Item 1.01.

Item 1.03.	Bankruptcy or Receivership.

Chapter 11 Filing and Solicitation

On May 1, 2017, Nuverra Environmental Solutions, Inc. (the “Company”) and its subsidiaries (collectively with the Company, the “Nuverra Parties”) filed voluntary petitions under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to pursue prepackaged plans of reorganization (together, the “Plan”). The Nuverra Parties will seek to have their chapter 11 cases jointly administered under the caption In re Nuverra Environmental Solutions, Inc. et al. (Case Nos. 17-10949 through 17-10962). No trustee has been appointed, and the Nuverra Parties will continue to operate the businesses as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company expects to continue its operations without interruption during the pendency of the chapter 11 cases. To assure ordinary course operations, the Company is seeking approval from the Bankruptcy Court for a variety of “first day” motions seeking on an interim basis various relief and authorizing the Nuverra Parties to maintain their operations in the ordinary course.

The subsidiary debtors in the chapter 11 Cases are Heckmann Water Resources Corporation, Heckmann Water Resources (CVR) Inc., 1960 Well Services, LLC, HEK Water Solutions, LLC, Appalachian Water Services, LLC, Badlands Power Fuels, LLC (a Delaware limited liability company), Badlands Power Fuels, LLC (a North Dakota limited liability company), Landtech Enterprises, L.L.C., Badlands Leasing, LLC, Ideal Oilfield Disposal, LLC, Nuverra Total Solutions, LLC, NES Water Solutions, LLC and Heckmann Woods Cross, LLC.

On April 28, 2017, the Company commenced a solicitation of votes (the “Solicitation”) to accept or reject the Plan from holders of the Company’s 9.875% Senior Notes due 2018 (the “2018 Notes”), 12.5%/10.0% Senior Secured Second Lien Notes due 2021 (the “2021 Notes”), and indebtedness under its Term Loan Credit Agreement, as amended through the Ninth Amendment thereto, dated as of April 15, 2016, by and among Wilmington Savings Fund Society, FSB (“Wilmington”), the lenders named therein, and the Company (the “Term Loan Credit Agreement”).

A summary of the key features of the Plan was included in Item 1.01 to our Current Report on Form 8-K filed with the United States Securities and Exchange Commission on April 12, 2017, as amended by the RSA Amendment described below and a copy of which is filed as Exhibit 10.1 to this Form 8-K. The description of the Plan therein is only a summary and does not purport to be complete and is qualified in its entirety by the provisions of the disclosure statement (the “Disclosure Statement”) accompanying the Solicitation and the Plan. Court filings and other information related to the chapter 11 cases, including the Disclosure Statement and the Plan, are available at a website administered by the Company’s claims agent, Prime Clerk LLC, at http://cases.primeclerk.com/nuverra. The information provided on the claims agent’s website is not incorporated by reference into this Form 8-K.

DIP Revolving Facility

In connection with the filing of the Plan, the Nuverra Parties have sought Bankruptcy Court approval of a debtor-in-possession revolving credit facility on the terms set forth in a Debtor-in-Possession Credit

Agreement (the “DIP Revolving Facility”), to be entered into by and among the Company, the lenders party thereto (the “DIP Revolving Facility Lenders”), and Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to which the DIP Revolving Facility Lenders will agree to provide the Company a secured revolving credit facility up to a maximum amount of $31.5 million to, among other things, refinance obligations under the Company’s existing asset-based lending facility, and to finance the ongoing general corporate needs of the Nuverra Parties during the course of the chapter 11 proceedings.

The maturity date of the DIP Revolving Facility will be the earliest to occur of: (i) August 7, 2017, (ii) the occurrence of an Event of Default (as defined in the DIP Revolving Facility), and (iii) the effective date of any chapter 11 plan of reorganization confirmed in connection with the chapter 11 cases. The DIP Revolving Facility will contain customary events of default, including events related to the chapter 11 proceedings, the occurrence of which could result in the acceleration of the Nuverra Parties’ obligation to repay the outstanding indebtedness under the DIP Revolving Facility. The Nuverra Parties’ obligations under the DIP Revolving Facility will be secured by a senior security interest in, and lien on, substantially all the assets of the Nuverra Parties.

The foregoing description of the proposed DIP Revolving Facility is only a summary and the DIP Revolving Facility is subject in all respects to Bankruptcy Court approval in a form satisfactory to the DIP Revolving Facility Lenders.

DIP Term Loan Agreement

In connection with the filing of the Plan, the Nuverra Parties have also sought Bankruptcy Court approval of a debtor-in-possession term loan on the terms set forth in a Debtor-in-Possession Term Loan Credit Agreement (the “DIP Term Loan Agreement”), to be entered into by and among the Company, the lenders party thereto (the “DIP Term Loan Lenders”), and Wilmington, pursuant to which the DIP Term Loan Lenders will agree to provide the Company with up to $12.5 million in financing in the form of an initial term loan in the amount equal to the lesser of (i) $2.5 million and (ii) the amount authorized by the Bankruptcy Court in its interim order, and subsequent term loans to, among other things, finance the ongoing general corporate needs of the Nuverra Parties during the course of the chapter 11 proceedings.

The maturity date of the DIP Term Loan Agreement will be the earliest to occur of: (i) August 7, 2017, (ii) the occurrence of an Event of Default (as defined in the DIP Term Loan Agreement), and (iii) the effective date of any chapter 11 plan of reorganization confirmed in connection with the chapter 11 cases. The DIP Term Loan Agreement will contain customary events of default, including events related to the chapter 11 proceedings, the occurrence of which could result in the acceleration of the Nuverra Parties’ obligation to repay the outstanding indebtedness under the DIP Term Loan Agreement. The Nuverra Parties’ obligations under the DIP Term Loan Agreement will be secured by a security interest in, and lien on, substantially all the assets of the Nuverra Parties.

The foregoing description of the proposed DIP Term Loan Agreement is only a summary and the DIP Term Loan Agreement is subject in all respects to Bankruptcy Court approval in a form satisfactory to the DIP Term Loan Lenders.

Amendment to Restructuring Support Agreement

On April 28, 2017, the Nuverra Parties entered into a Second Amendment to Restructuring Support Agreement (the “RSA Amendment”) with the holders of approximately 86% (the “Supporting Noteholders”) of the Company’s 2021 Notes, which further amends the Restructuring Support Agreement, dated as of April 9, 2017, by and among the Nuverra Parties and the Supporting Noteholders, as amended by that certain First Amendment to Restructuring Support Agreement, dated as of April 20,

2017 (the “RSA”). The RSA Amendment amends the term sheet (the “Amended Term Sheet”) attached to the RSA by, among other things, providing the separate prepackaged plans of reorganization for certain of the Company’s subsidiaries, which plans may be confirmed and consummated separate and apart from, and independent of, confirmation and consummation of each other. In addition, the RSA Amendment changes the timing of the contemplated rights offering from immediately after filing of the Plan to following confirmation of the Plan, and requires Mark D. Johnsrud, the Company’s Chief Executive Officer and Chairman, to enter into a new employment agreement with the Company on terms mutually acceptable to Mr. Johnsrud and the Supporting Noteholders, which shall be assumed by the Nuverra Parties under the Plan.

The foregoing description of the RSA Amendment, including the Amended Term Sheet, is only a summary and does not purport to be complete, and such description is qualified in its entirety by reference to the full text of the RSA Amendment (to which the Amended Term Sheet is attached), a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 1.03.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Plan described in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•	Amended and Restated Credit Agreement, as amended through the Fourteenth Amendment thereto, dated as of February 3, 2014, by and among Wells Fargo, the lenders named therein, and the Company;

•	Term Loan Credit Agreement;

•	Indenture governing the Company’s 2018 Notes, as amended through the Fourth Supplemental Indenture thereto, dated April 10, 2012, by and between the Company and its subsidiaries and The Bank of New York Mellon, N.A.;

•	Indenture governing the Company’s 2021 Notes, dated as of April 15, 2016, among the Company, Wilmington, and the guarantors party thereto; and

•	Note issued in connection with the acquisition of the remaining 49% interest in Appalachian Water Services, LLC.

The Debt Instruments provide that as a result of the filing of the Plan, the principal and accrued interest due thereunder shall be immediately due and payable; however, any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the filing of the Plan, and the holders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the RSA Amendment, on April 28, 2017, the Company and Mr. Johnsrud entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”), which amends and restates in its entirety the Employment Agreement between the Company and Mr. Johnsrud, dated as of November 30, 2012, as amended by the First Amendment to Employment Agreement effective as of January 1, 2017. Pursuant to the Amended Employment Agreement, Mr. Johnsrud will continue to serve as the Company’s President, Chief Executive Officer, and Chairman of the board of directors (the “Board”) for a three year term, with such term to be extended for an additional year beginning on the first day after the initial term and on each anniversary thereafter, unless either the Company or Mr. Johnsrud provide written notice of termination pursuant to the terms of the Amended Employment Agreement.

For Mr. Johnsrud’s services, he will continue to be paid his current annual base salary of $700,000, which may be increased by the Board at any time. In addition, Mr. Johnsrud will receive an annual bonus based on terms to be determined by the Board, insurance benefits, and shall be entitled to participate in any of the Company’s current or future incentive compensation and stock option plans. Upon executing the Amended Employment Agreement, Mr. Johnsrud is entitled to receive an incentive bonus in the amount equal to $700,000, payable in two installments, subject to Mr. Johnsrud’s continued employment through each payment date, as follows: (i) $233,333, payable as soon as practicable, and (ii) $466,664, payable within fifteen days following the effectiveness of the Plan.

Following the consummation of the chapter 11 cases, Mr. Johnsrud will receive an award of stock options in two tranches to purchase (i) 2.5% of the outstanding equity securities of the reorganized Company, on a fully diluted basis, at a premium exercise price equal to the value of a share of the reorganized Company’s common stock at an enterprise valuation of $475 million and (ii) 2.5% of the outstanding equity securities of the reorganized Company, on a fully diluted basis, at a premium exercise price equal to the value of a share of the reorganized Company’s common stock at an enterprise valuation of $525 million. Each tranche of options will vest in substantially equal installments on the first three anniversaries following the date of the consummation of the chapter 11 cases. The Amended Employment Agreement also requires the Company to establish a management incentive plan under which shares of common stock of the Company equal to 12.5% of the outstanding equity securities of the Company will be available for issuance, and to issue Mr. Johnsrud, as soon as reasonably practicable following the consummation of the chapter 11 cases, restricted stock units that represent 7.5% of the outstanding equity securities of the reorganized Company, on a fully diluted basis.

Mr. Johnsrud may terminate his employment under the Amended Employment Agreement upon at least thirty days written notice, for good reason (as defined in the Amended Employment Agreement), or a Change of Control (as defined in the Amended Employment Agreement). The Amended Employment Agreement also restricts Mr. Johnsrud from engaging in competitive activities during the term of his employment and thereafter until the later of (i) the end of the initial three year term or any applicable one year extension and (ii) one year following Mr. Johnsrud’s termination of employment.

The foregoing description of the Amended Employment Agreement is only a summary and does not purport to be a complete description of the terms and conditions under the Amended Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Amended Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated by reference into this Item 5.02.

Item 7.01.	Regulation FD Disclosure.

On May 1, 2017, the Company issued a press release announcing that it had commenced the Solicitation on April 28, 2017 and filed the Plan on May 1, 2017, a copy of which is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On May 1, 2017, the Company notified the OTCQB U.S. Market (the “OTCQB”) that it had filed the Plan and commenced the chapter 11 cases. As an issuer may not be listed on the OTCQB if it is subject to bankruptcy or reorganization proceedings, the OTCQB will remove the Company from listing on the OTCQB and the Company will be moved to and continue trading on the OTC Pink Open Market (the “OTC Pink”). The Company expects its securities to begin trading on the OTC Pink beginning on May 2, 2017.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K and the exhibits hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein or the exhibits hereto are based on information available to us as of the date of this Form 8-K, or the date of the applicable exhibit, and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: risks and uncertainties associated with the restructuring process, including our inability to obtain confirmation of a plan under chapter 11 of the Bankruptcy Code; failure to successfully consummate the restructuring to improve our liquidity and long-term capital structure, and to address our debt service obligations; failure to timely satisfy certain conditions and milestones under the RSA (as amended) or the Plan; our inability to maintain relationships with suppliers, customers, employees and other third parties as a result of our chapter 11 filing; difficulties encountered in restructuring our debt in the chapter 11 bankruptcy proceeding, including our ability to obtain approval of the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court, including maintaining strategic control as debtor-in-possession; the Bankruptcy Court’s rulings in our chapter 11 cases and the outcome of our chapter 11 cases in general; the effects of the restructuring on the Company and the interests of various constituents, including the holders of our common stock and 2018 Notes and 2021 Notes; the length of time that the Company will operate under chapter 11 protection and the availability of financing during the pendency of the proceedings; compliance with the terms of the agreements governing our debtor-in-possession financing; risks associated with third-party motions in the chapter 11 cases, which may interfere with the Company’s ability to develop and consummate the Plan; potential impact of litigation; uncertainty relating to successful negotiation, execution and consummation of all necessary definitive agreements in connection with our strategic initiatives; whether certain markets grow as anticipated; pricing pressures; current and projected future uncertainties in commodities markets, including low oil and/or natural gas prices; changes in customer drilling and completion activities and capital expenditure plans; shifts in production in shale areas where we operate and/or shale areas where we currently do not have operations; control of costs and expenses, including uncertainty regarding the ability to successfully implement cost-management initiatives; liquidity and access to capital; and the competitive and regulatory environment. The forward-looking statements contained, or incorporated by reference, in this Form 8-K or the exhibits hereto are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this Form 8-K or the applicable exhibit. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Second Amendment to Restructuring Support Agreement, dated as of April 28, 2017, by and among the Nuverra Parties and the Supporting Noteholders

10.2	Amended and Restated Employment Agreement, dated as of April 28, 2017, by and between the Company and Mark D. Johnsrud

99.1	Press Release dated May 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: May 1, 2017	By:	/s/ Joseph M. Crabb
Name: Joseph M. Crabb Title: Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Restructuring Support Agreement, dated as of April 28, 2017, by and among the Nuverra Parties and the Supporting Noteholders

10.2	Amended and Restated Employment Agreement, dated as of April 28, 2017, by and between the Company and Mark D. Johnsrud

99.1	Press Release dated May 1, 2017